SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             November 12, 2004
Date of Report   (Date of earliest event reported)

      Hershey Foods Corporation
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 Pages
Exhibit Index - Page 4

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01   Entry Into a Material Definitive Agreement

Item 1.02   Termination of a Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On November 12, 2004, Hershey Foods Corporation (the “Corporation”) entered into a Five Year Credit Agreement (the “Credit Agreement”), dated as of November 12, 2004, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (“Lenders”), Citibank, N.A., as administrative agent for the Lenders (as defined therein), Bank of America, N.A., as syndication agent, UBS Loan Finance LLC, as documentation agent, and Citigroup Global Markets, Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers. The Credit Agreement establishes an unsecured revolving credit facility under which the Corporation may borrow up to $900 million with the option to increase borrowings by an additional $600 million with the concurrence of the Lenders. Funds borrowed may be used for general corporate purposes, including commercial paper backstop and acquisitions. Advances other than competitive bid advances may be repaid without penalty at any time prior to the last day of the Agreement. Competitive bid advances must be paid at maturity, and may not be prepaid. The Credit Agreement contains a financial covenant whereby the ratio of (a) pre-tax income from continuing operations from the most recent four fiscal quarters to (b) consolidated interest expense for the most recent four fiscal quarters may not be less than 2.0 to 1 at the end of each fiscal quarter. The Credit Agreement contains customary representations and warranties and events of default. Payment of outstanding advances may be accelerated, at the option of the Lenders, should the Company default in its obligations under the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

        Also on November 12, 2004, short-term and long-term committed credit facilities maintained by the Corporation prior to November 12, 2004 (together the “Prior Facilities”) were terminated. The Prior Facilities consisted of the following: (x) Amended and Restated Five-Year Credit Agreement dated as of November 27, 2001 ($200 million) among the Corporation, the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and Citibank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, and Salomon Smith Barney Inc. and Banc America Securities LLC, as joint lead arrangers and joint book managers; (y) Amended and Restated 364-Day Credit Agreement dated as of November 27, 2001 (as subsequently amended and renewed November 26, 2002 and November 25, 2003) ($200 million) among the Corporation, the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and Citibank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, and Salomon Smith Barney Inc. and Banc America Securities LLC, as joint lead arrangers and joint book managers; and (z) 364-Day Credit Agreement dated as of July 28, 2004 ($500 million) among the Corporation, the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and Citibank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, and Citigroup Global Markets Inc. and Banc America Securities LLC, as joint lead arrangers and joint book managers. The representations and warranties, events of default, financial covenant and other terms of the Prior Facilities are substantially similar to the provisions contained in the new Credit Agreement. Information about the Prior Facilities is contained, in the case of (x) and (y), in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, and in the case of (z), in the Corporation’s Current Report on Form 8-K dated July 28, 2004.

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Exhibit Index –Page 4

Item 7. Financial Statements and Exhibits

                (c)      Exhibits

10.1 Five Year Credit Agreement dated as of November 12, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 16, 2004

                 HERSHEY FOODS CORPORATION

By:     /s/Frank Cerminara
Frank Cerminara
         Senior Vice President,
          Chief Financial Officer

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Exhibit Index - Page 4

EXHIBIT INDEX

Exhibit No.	Description
10.1	Five Year Credit Agreement dated as of November 12, 2004

Page 4 of 4 Pages
Exhibit Index – Page 4